    EXHIBIT 99.1

Shutterstock Reports Second Quarter 2024 Financial Results
New York, NY - August 6, 2024 - Shutterstock, Inc. (NYSE: SSTK) (the “Company”), a leading global creative platform offering high-quality creative content for transformative brands, digital media and marketing companies, today announced financial results for the second quarter ended June 30, 2024.
Commenting on the Company’s performance, Paul Hennessy, the Company’s Chief Executive Officer, said, “Shutterstock's second quarter results exceeded our expectations for revenue and adjusted EBITDA driven by exceptional growth in Data, Distribution and Services. We are thrilled to have closed the Envato acquisition and added a value-packed unlimited subscription to enhance our Content business. And our innovation around GenAI continues with our launches of Gen3D and ImageAI models trained exclusively on Shutterstock data.”

Second Quarter 2024 measures as compared to Second Quarter 2023:
    Financial Measures
•Revenues were $220.1 million compared to $208.8 million.
•Net income was $3.6 million compared to $50.0 million.
•Net income per diluted common share was $0.10 compared to $1.37.
•Adjusted net income was $35.9 million compared to $39.1 million.
•Adjusted net income per diluted common share was $1.00 compared to $1.07.
•Adjusted EBITDA was $62.1 million compared to $60.1 million.

Acquisition of Envato Pty Ltd.
On July 22, 2024, the Company completed its previously announced acquisition of Envato Pty Ltd. (“Envato”) pursuant to a Share Purchase Agreement entered into May 1, 2024, and the Company purchased all of the issued and outstanding capital stock of Envato. The aggregate consideration paid by the Company, after customary working capital and other adjustments, was $250 million.

SECOND QUARTER RESULTS
Revenue
Second quarter revenue of $220.1 million increased $11.2 million or 5% as compared to the second quarter of 2023.
Revenue from our Content product offering decreased $17.0 million, or 9%, as compared to the second quarter of 2023, to $170.0 million. The decline in our Content revenues was driven by weakness in new customer acquisition. Content revenue represented 77% of our total revenue in the second quarter of 2024. Revenue generated from our Data, Distribution, and Services product offering increased $28.2 million, or 129%, as compared to the second quarter of 2023, to $50.1 million, and represented 23% of second quarter revenue in 2024.

On a constant currency basis, revenue increased approximately 6% in the second quarter of 2024 as compared to the second quarter of 2023.

Net income and net income per diluted common share
Net income in the second quarter of 2024 of $3.6 million decreased $46.4 million as compared to net income of $50.0 million for the second quarter in 2023. Net income per diluted common share was $0.10, as compared to $1.37 for the same period in 2023. The decline in net income was driven by a bargain purchase gain of $41.9 million related to the acquisition of Giphy recognized in the second quarter of 2023 and expenses associated with reimbursable costs paid to the Giphy workforce.
Adjusted net income and adjusted net income per diluted common share
Adjusted net income in the second quarter of 2024 of $35.9 million decreased $3.2 million as compared to adjusted net income of $39.1 million for the second quarter in 2023. Second quarter 2024 adjusted net income was unfavorably impacted by expenses associated with reimbursable costs paid to the Giphy workforce.
Adjusted net income per diluted common share was $1.00 as compared to $1.07 for the second quarter of 2023, a decrease of $0.07 per diluted share.
Adjusted EBITDA
Adjusted EBITDA of $62.1 million for the second quarter of 2024 increased by $2.0 million, or 3%, as compared to the second quarter of 2023, primarily due to higher revenue partially offset by the increase in expenses associated with reimbursable costs paid to the Giphy workforce.

Net income margin of 1.6% for the second quarter of 2024 decreased by 22.3%, as compared to 23.9% in the second quarter of 2023. The adjusted EBITDA margin of 28.2% for the second quarter of 2024 decreased by 0.6%, as compared to 28.8% in the second quarter of 2023.

SECOND QUARTER LIQUIDITY
Our cash and cash equivalents increased by $3.1 million to $74.9 million at June 30, 2024, as compared with $71.8 million as of March 31, 2024. This increase was driven by $28.0 million of net cash provided by our operating activities and $8.3 million of net cash provided by investing activities, partially offset by $32.1 million of net cash used in financing activities.
Net cash provided by our operating activities was driven by our operating income, in addition to changes in the timing of cash collections from our customers and payments pertaining to operating expenses. Operating cash flows were unfavorably impacted by payments made to the Giphy workforce, the reimbursement of which is reflected in Investing Activities.
Cash provided by investing activities for the three months ended June 30, 2024 consisted of $18.1 million related to the receipt of the Giphy Retention Compensation, as reimbursed by the Giphy seller, partially offset by $9.9 million related to capital expenditures and content acquisition.
Cash used in financing activities for the three months ended June 30, 2024 consisted of $20.6 million paid for the repurchase of common stock under our share repurchase program, $10.7 million related to the payment of the quarterly cash dividend and $0.9 million paid in settlement of tax withholding obligations related to employee stock-based compensation awards.
Adjusted free cash flow was $36.2 million for the second quarter of 2024, an increase of $2.8 million from the second quarter of 2023.

QUARTERLY CASH DIVIDEND
During the three months ended June 30, 2024, the Company declared and paid a cash dividend of $0.30 per common share or $10.7 million.
On July 22, 2024, the Board of Directors declared a dividend of $0.30 per share of outstanding common stock, payable on September 12, 2024 to stockholders of record at the close of business on August 29, 2024.

KEY OPERATING METRICS

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Subscribers (end of period)(1)	490,000	556,000	490,000	556,000
Subscriber revenue (in millions)(2)	$80.3	$87.4	$164.2	$178.0

Average revenue per customer (last twelve months)(3)	$434	$374	$434	$374
Paid downloads (in millions)(4)	33.4	38.5	68.4	81.2
Revenue per download(5)	$5.09	$4.71	$5.03	$4.56
Content in our collection (end of period, in millions)(6):
Images	837	734	837	734
Footage clips	58	50	58	50
_______________________________________________________________________________________________________________________
Subscribers, Subscriber Revenue and Average Revenue Per Customer from acquisitions are included in these metrics beginning twelve months after the closing of the respective business combination. Accordingly, the metrics include Subscribers, Subscriber revenue, and Average revenue per customer from Pond5 and Splash News beginning May 2023. These metrics exclude the respective counts and revenues from Giphy and Backgrid.
(1) Subscribers is defined as those customers who purchase one or more of our monthly recurring products for a continuous period of at least three months, measured as of the end of the reporting period.
(2) Subscriber revenue is defined as the revenue generated from subscribers during the period.
(3) Average revenue per customer is calculated by dividing total revenue for the last twelve-month period by customers. Customers is defined as total active, paying customers that contributed to total revenue over the last twelve-month period.
(4) Paid downloads is the number of downloads that our customers make in a given period of our content. Paid downloads exclude content related to our Studios business, downloads of content that are offered to customers for no charge, including our free trials and metadata delivered through our data deal offering.
(5) Revenue per download is the amount of revenue recognized in a given period divided by the number of paid downloads in that period excluding revenue from our Studios business, revenue that is not derived from or associated with content licenses and revenue associated with our data deal offering.
(6) Content in our collection represents approved images (photographs, vectors and illustrations) and footage (in number of clips) in our library at the end of the period. This metric excludes content that is not uploaded directly to our site but is available for license by our customers through an application program interface, content from our Studios business and AI generated content.

SHUTTERSTOCK DATA BUSINESS UPDATE
Details of our Data Business Update as of June 30, 2024 may be found in our investor presentation titled “Shutterstock Data Business Update,” available at https://investor.shutterstock.com/.

2024 GUIDANCE
The Company is updating its guidance as follows:

•Revenue guidance of $927 million to $936 million, representing growth of 6% to 7% year-over-year.

•Adjusted net income per diluted share of between $4.18 to $4.32.

•Adjusted EBITDA of $245 million to $248 million.

NON-GAAP FINANCIAL MEASURES
To supplement Shutterstock’s consolidated financial statements presented in accordance with the accounting principles generally accepted in the United States, or GAAP, Shutterstock’s management considers certain financial measures that are not prepared in accordance with GAAP, collectively referred to as non-GAAP financial measures, including adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted share, revenue growth (including by distribution channel) on a constant currency basis (expressed as a percentage), billings and adjusted free cash flow.
Shutterstock defines adjusted EBITDA as net income adjusted for depreciation and amortization, non-cash equity-based compensation, bargain purchase gain related to the acquisition of Giphy, Giphy Retention Compensation Expense - non-recurring, foreign currency transaction gains and losses, severance costs associated with strategic workforce optimizations, unrealized losses / gains on investments, interest income and expense and income taxes; adjusted EBITDA margin as the ratio of adjusted EBITDA to revenue; adjusted net income as net income adjusted for the impact of non-cash equity-based compensation, amortization of acquisition-related intangible assets, bargain purchase gain related to the acquisition of Giphy, Giphy Retention Compensation Expense - non-recurring, severance costs associated with strategic workforce optimizations, unrealized losses / gains on investments and the estimated tax impact of such adjustments; adjusted net income per diluted common share as adjusted net income divided by weighted average diluted shares; revenue growth (including by product offering) on a constant currency basis (expressed as a percentage) as the increase in current period revenues over prior period revenues, utilizing fixed exchange rates for translating foreign currency revenues for all periods in the comparison; billings as revenue adjusted for the change in deferred revenue, excluding deferred revenue acquired through business combinations; and adjusted free cash flow as net cash provided by operating activities, adjusted for capital expenditures, content acquisition and cash received related to Giphy Retention Compensation in connection with the acquisition of Giphy.
The expense associated with the Giphy Retention Compensation related to (i) the one-time employment inducement bonuses and (ii) the vesting of the cash value of unvested Meta equity awards held by the employees prior to closing, which are reflected in operating expenses (together, the “Giphy Retention Compensation Expense - non-recurring”), are required payments in accordance with the terms of the acquisition. Meta’s sale of Giphy was directed by the United Kingdom Competition and Markets Authority (the “CMA”) and accordingly, the terms of the acquisition were subject to CMA preapproval. Management considers the operating expense associated with these required payments to be unusual and non-recurring in nature. The Giphy Retention Compensation Expense - non-recurring is not considered an ongoing expense necessary to operate the Company’s business. Therefore, such expenses have been included in the below adjustments for calculating adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per diluted common share. For the three months ended June 30, 2024, the Company also incurred $5.1 million of Giphy Retention Compensation expense related to recurring employee costs, which is included in operating expenses, and are not included in the below adjustments for calculating adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per diluted common share.
These figures have not been calculated in accordance with GAAP and should be considered only in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. Shutterstock cautions investors that non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.
Shutterstock’s management believes that adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted common share, revenue growth (including by product offering) on a constant currency basis (expressed as a percentage), billings and adjusted free cash flow are useful to investors because these measures enable investors to analyze Shutterstock’s operating results on the same basis as that used by management. Additionally, management believes that adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per diluted common share provide useful information to investors about the performance of the Company’s overall business because such measures eliminate the effects of unusual or other infrequent charges that are not directly attributable to Shutterstock’s underlying operating performance; and revenue growth (including by product offering) on a constant currency basis (expressed as a percentage) provides useful information to investors by eliminating the effect of foreign currency fluctuations that are not directly attributable to Shutterstock’s operating performance. Management also believes that providing these non-GAAP financial measures enhances the comparability for investors in assessing Shutterstock’s financial reporting. Shutterstock’s management believes that adjusted free cash flow is useful for investors because it provides them with an important perspective on the cash available for strategic measures, after making necessary capital investments in internal-use software and website development costs to support the Company’s ongoing business operations and provides them with the same measures that management uses as the basis for making resource allocation decisions.

Shutterstock’s management also uses the non-GAAP financial measures adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted common share, revenue growth (including by product offering) on a constant currency basis (expressed as a percentage), billings and adjusted free cash flow, in conjunction with GAAP financial measures, as an integral part of managing the business and to, among other things: (i) monitor and evaluate the performance of Shutterstock’s business operations, financial performance and overall liquidity; (ii) facilitate management’s internal comparisons of the historical operating performance of its business operations; (iii) facilitate management’s external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of Shutterstock’s management team and, together with other operational objectives, as a measure in evaluating employee compensation; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.
Reconciliations of the differences between each of our non-GAAP financial measures (adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted common share, revenue growth (including by product offering) on a constant currency basis (expressed as a percentage), billings, adjusted free cash flow), and each measure’s most directly comparable financial measure calculated and presented in accordance with GAAP, are presented under the headings “Reconciliation of Non-GAAP Financial Information to GAAP” and “Supplemental Financial Data” immediately following the Consolidated Balance Sheets.
We do not provide a reconciliation of adjusted EBITDA guidance to net income guidance or a reconciliation of adjusted net income per diluted share guidance to net income per diluted share guidance, because this cannot be done without unreasonable effort due to the impact of potential future transactions, including, but not limited to, capital structure transactions, restructuring, acquisitions, divestitures or other events and asset impairments. These amounts which lack predictability depend on various factors and could have a material impact on net income and net income per diluted share, but may be excluded from adjusted EBITDA and adjusted net income per diluted share. For the same reasons, the Company is unable to address the probable significance of the unavailable information.

EARNINGS TELECONFERENCE INFORMATION
The Company will discuss its second quarter and financial results during a teleconference today, August 6, 2024, at 8:30 AM Eastern Time. The conference call is being webcast live and can be accessed by either visiting the Company's website at http://investor.shutterstock.com/ or clicking here (https://edge.media-server.com/mmc/p/fffgc3rf/) for direct access. The webcast is listen-only.
A webcast replay of the call will be available on the Company's website beginning on August 6, 2024 at approximately 10:30 AM Eastern Time.

ABOUT SHUTTERSTOCK
Shutterstock, Inc. (NYSE: SSTK) is a leading global creative platform offering high-quality creative content for transformative brands, digital media and marketing companies. Fueled by millions of creators around the world, a growing data engine and a dedication to product innovation, Shutterstock is the leading global platform for licensing from the most extensive and diverse collection of high-quality 3D models, videos, music, photographs, vectors and illustrations. From the world's largest content marketplace, to breaking news and A-list entertainment editorial access, to all-in-one content editing platform and studio production services—all using the latest in innovative technology—Shutterstock offers the most comprehensive selection of resources to bring storytelling to life.
Learn more at www.shutterstock.com and follow us on LinkedIn, Instagram, X, Facebook and YouTube.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, particularly in the discussion under the caption “2024 Guidance.” All statements other than statements of historical fact are forward-looking. Examples of forward-looking statements include, but are not limited to, statements regarding guidance, industry prospects, future business, future results of operations or financial condition, new or planned features, products or services, management strategies and our competitive position. You can identify forward-looking statements by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “aim,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “predict,” “project,” “seek,” “potential,” “opportunities,” “targets,” “guidance” and other similar expressions and the negatives of such expressions. However, not all forward-looking statements contain these words. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements contained herein. Such risks and uncertainties include, among others, those risks discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in other documents that the Company may file from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, Shutterstock’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. The forward-looking statements contained in this press release are made only as of this date and Shutterstock assumes no obligation to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law.

Investor Relations Contact	Press Contact
Rik Powell	Lori Rodney
ir@shutterstock.com	press@shutterstock.com
646-257-4825	917-563-4991

Shutterstock, Inc.
Consolidated Statements of Operations
(In thousands, except for per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Revenue	$220,053	$208,840	$434,368	$424,120

Operating expenses:
Cost of revenue	91,254	84,416	179,458	162,579
Sales and marketing	51,881	48,392	108,117	95,919
Product development	19,859	29,218	40,910	44,624
General and administrative	36,393	38,099	68,471	71,914
Total operating expenses	199,387	200,125	396,956	375,036
Income from operations	20,666	8,715	37,412	49,084
Bargain purchase gain	—	41,940	—	41,940
Other (expense) / income, net	(4,106)	726	(462)	1,771
Income before income taxes	16,560	51,381	36,950	92,795
Provision for income taxes	12,935	1,368	17,204	9,939
Net income	$3,625	$50,013	$19,746	$82,856

Earnings per share:
Basic	$0.10	$1.39	$0.55	$2.31
Diluted	$0.10	$1.37	$0.55	$2.27

Weighted average common shares outstanding:
Basic	35,697	36,047	35,644	35,952
Diluted	35,982	36,406	36,023	36,490

Shutterstock, Inc.
Consolidated Balance Sheets
(In thousands, except par value amount)
(unaudited)

	June 30, 2024	December 31, 2023

ASSETS
Current assets:
Cash and cash equivalents	$74,871	$100,490
Accounts receivable, net of allowance of $4,616 and $6,335	97,442	91,139
Prepaid expenses and other current assets	68,534	100,944
Total current assets	240,847	292,573
Property and equipment, net	63,069	64,300
Right-of-use assets	15,392	15,395
Intangible assets, net	164,508	184,396
Goodwill	402,774	383,325
Deferred tax assets, net	23,779	24,874
Other assets	93,497	71,152
Total assets	$1,003,866	$1,036,015

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,545	$9,108
Accrued expenses	96,910	131,443
Contributor royalties payable	65,705	54,859
Deferred revenue	186,522	203,463
Debt	30,000	30,000
Other current liabilities	42,649	23,513
Total current liabilities	432,331	452,386
Deferred tax liability, net	3,744	4,182
Lease liabilities	26,433	29,404
Other non-current liabilities	20,946	22,949
Total liabilities	483,454	508,921
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value; 200,000 shares authorized; 40,286 and 39,982 shares issued and 35,359 and 35,572 shares outstanding as of June 30, 2024 and December 31, 2023, respectively	402	399
Treasury stock, at cost; 4,927 and 4,410 shares as of June 30, 2024 and December 31, 2023	(248,805)	(228,213)
Additional paid-in capital	441,497	424,229
Accumulated other comprehensive loss	(13,754)	(11,974)
Retained earnings	341,072	342,653
Total stockholders’ equity	520,412	527,094
Total liabilities and stockholders’ equity	$1,003,866	$1,036,015

Shutterstock, Inc.
Consolidated Statements of Cash Flows
(In thousands, except par value amount) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$3,625	$50,013	$19,746	$82,856
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,433	19,206	42,696	38,102
Deferred taxes	4,357	831	503	(146)
Non-cash equity-based compensation	14,976	14,943	26,126	23,586
Bad debt expense	(262)	235	(1,772)	1,025
Bargain purchase gain	—	(41,940)	—	(41,940)
Unrealized gain on investments	3,624	—	(131)	—
Changes in operating assets and liabilities:
Accounts receivable	(3,143)	(13,459)	(3,879)	5,709
Prepaid expenses and other current and non-current assets	(13,300)	(35,023)	(25,299)	(29,834)
Accounts payable and other current and non-current liabilities	3,283	8,572	(16,899)	(4,144)
Contributor royalties payable	4,561	(424)	10,688	1,822
Deferred revenue	(11,189)	26,860	(15,514)	19,553
Net cash provided by operating activities	$27,965	$29,814	$36,265	$96,589

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(9,075)	(10,490)	(23,536)	(22,870)
Business combination, net of cash acquired	—	(53,721)	(19,474)	(53,721)
Cash received related to Giphy Retention Compensation	18,121	15,752	36,522	15,752
Acquisition of content	(827)	(1,725)	(1,821)	(5,252)
Security deposit payment	82	(7)	82	(37)
Net cash provided by / (used) in investing activities	$8,301	$(50,191)	$(8,227)	$(66,128)

CASH FLOWS FROM FINANCING ACTIVITIES
Repurchase of treasury shares	(20,592)	(4,000)	(20,592)	(4,000)
Proceeds from exercise of stock options	—	—	—	3
Cash paid related to settlement of employee taxes related to RSU vesting	(893)	(3,537)	(8,859)	(14,545)
Payment of cash dividends	(10,664)	(9,725)	(21,327)	(19,387)
Proceeds from credit facility	—	30,000	—	30,000
Repayment of credit facility	—	—	—	(50,000)
Net cash (used in) / provided by financing activities	$(32,149)	$12,738	$(50,778)	$(57,929)

Effect of foreign exchange rate changes on cash	(1,057)	(1,047)	(2,879)	(540)
Net increase / (decrease) in cash and cash equivalents	3,060	(8,686)	(25,619)	(28,008)

Cash and cash equivalents, beginning of period	71,811	95,832	100,490	115,154
Cash and cash equivalents, end of period	$74,871	$87,146	$74,871	$87,146

Supplemental Disclosure of Cash Information:
Cash paid for income taxes	$9,659	$11,945	$12,560	$6,795
Cash paid for interest	496	1	1,005	429

Shutterstock, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In thousands, except per share information)
(unaudited)
Adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted share, revenue growth (including by distribution channel) on a constant currency basis (expressed as a percentage), billings and adjusted free cash flow are not financial measures prepared in accordance with United States generally accepted accounting principles (GAAP). Such non-GAAP financial measures should not be construed as alternatives to any other measures of performance determined in accordance with GAAP. Investors are cautioned that non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income	$3,625	$50,013	$19,746	$82,856
Add / (less) Non-GAAP adjustments:
Non-cash equity-based compensation	14,976	14,943	26,126	23,586
Tax effect of non-cash equity-based compensation (1)(2)	2,835	(3,512)	215	(5,543)
Acquisition-related amortization expense (3)	9,163	8,370	18,326	16,528
Tax effect of acquisition-related amortization expense (1)	(2,153)	(1,967)	(4,306)	(3,884)
Bargain purchase gain	—	(41,940)	—	(41,940)
Giphy Retention Compensation Expense - non-recurring	4,715	17,191	11,544	17,191
Tax effect of Giphy Retention Compensation Expense - non-recurring(1)	(1,108)	(4,040)	(2,713)	(4,040)
Other(4)	3,907	—	141	1,856
Tax effect of other(1)	(63)	—	(61)	(418)
Adjusted net income(4)	$35,897	$39,058	$69,018	$86,192

Net income per diluted common share	$0.10	$1.37	$0.55	$2.27
Adjusted net income per diluted common share	$1.00	$1.07	$1.92	$2.36

Weighted average diluted shares	35,982	36,406	36,023	36,490
____________________________________________________________________________________________________________________
(1)Statutory tax rates are used to calculate the tax effect of the adjustments.
(2)The tax effect of non-cash equity-based compensation includes a $6.3 million add-back for the reduction of deferred tax assets associated with the expiration of performance-based stock options and restricted stock units granted the Company’s Founder and Executive Chairman in 2014. The performance-based metrics were not met, the awards were not exercisable, and the Company recognized a non-cash tax expense for the change in deferred taxes.
(3)Of these amounts, $8.2 million and $7.7 million are included in cost of revenue for the three months ended June 30, 2024 and 2023, respectively, and $16.4 million and $15.3 million are included in cost of revenue for the six months ended June 30, 2024 and 2023, respectively. The remainder of acquisition-related amortization expense is included in general and administrative expense in the Statement of Operations.
(4)The amount for the six months ended June 30, 2024 is updated to correct an error in the calculation of adjusted net income previously presented for the three months ended March 31, 2024.Other consists of unrealized gains and losses on investments and severance costs associated with strategic workforce optimizations.

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income	$3,625	$50,013	$19,746	$82,856
Add / (less) Non-GAAP adjustments:
Interest (income) / expense, net	(787)	(175)	(1,268)	(109)
Provision for income taxes	12,935	1,368	17,204	9,939
Depreciation and amortization	21,433	19,206	42,696	38,102
EBITDA	$37,206	$70,412	$78,378	$130,788

Non-cash equity-based compensation	14,976	14,943	26,126	23,586
Bargain purchase gain	—	(41,940)	—	(41,940)
Giphy Retention Compensation Expense - non-recurring	4,715	17,191	11,544	17,191
Foreign currency loss / (gain)	1,268	(551)	1,860	(1,662)
Unrealized loss / (gain) on investment	3,625	—	(130)	—
Workforce optimization - severance	282	—	271	1,856
Adjusted EBITDA	$62,072	$60,055	$118,049	$129,819

Revenue	$220,053	$208,840	$434,368	$424,120
Net income margin	1.6%	23.9%	4.5%	19.5%
Adjusted EBITDA margin	28.2%	28.8%	27.2%	30.6%

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Reported Revenue (in thousands)	$220,053	$208,840	$434,368	$424,120

Revenue growth	5%	1%	2%	4%
Revenue growth on a constant currency basis	6%	1%	3%	5%

Content reported revenue (in thousands)	$169,951	$186,963	$343,781	$380,947
Content revenue growth	(9)%	(7)%	(10)%	(4)%
Content revenue growth on a constant currency basis	(9)%	(7)%	(9)%	(3)%

Data, Distribution, and Services reported revenue (in thousands)	$50,102	$21,877	$90,587	$43,173
Data, Distribution, and Services revenue growth	129%	228%	110%	306%
Data, Distribution, and Services revenue growth on a constant currency basis	129%	228%	110%	306%

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Cash flow information:
Net cash provided by operating activities	$27,965	$29,814	$36,265	$96,589
Net cash provided by / (used in) investing activities	$8,301	$(50,191)	$(8,227)	$(66,128)
Net cash (used in) / provided by financing activities	$(32,149)	$12,738	$(50,778)	$(57,929)

Adjusted free cash flow:
Net cash provided by operating activities	$27,965	$29,814	$36,265	$96,589
Capital expenditures	(9,075)	(10,490)	(23,536)	(22,870)
Content acquisitions	(827)	(1,725)	(1,821)	(5,252)
Cash received related to Giphy Retention Compensation	18,121	15,752	36,522	15,752
Adjusted Free Cash Flow	$36,184	$33,351	$47,430	$84,219

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Content	$169,951	$186,963	$343,781	$380,947
Data, Distribution, and Services	$50,102	$21,877	$90,587	$43,173
Total revenue	$220,053	$208,840	$434,368	$424,120

Change in total deferred revenue	$(11,519)	$26,785	$(16,941)	$20,413
Total billings	$208,534	$235,625	$417,427	$444,533

Shutterstock, Inc.
Supplemental Financial Data
(unaudited)

 Historical Operating Metrics

	Three Months Ended
	6/30/24	3/31/24	12/31/23	9/30/23	6/30/23	3/31/23	12/31/22	9/30/22

Subscribers (end of period, in thousands) (1)	490	499	523	551	556	559	586	607
Subscriber revenue (in millions) (2)	$80.3	$83.9	$85.2	$88.3	$87.4	$90.6	$88.8	$87.7

Average revenue per customer (last twelve months) (3)	$434	$418	$412	$401	$374	$356	$341	$329
Paid downloads (in millions) (4)	33.4	35.0	35.4	36.4	38.5	42.7	42.5	42.8
Revenue per download (5)	$5.09	$4.97	$5.02	$4.76	$4.71	$4.41	$4.49	$4.43
Content in our collection (end of period, in millions): (6)
Images	837	832	771	757	734	731	719	527
Footage clips	58	56	54	52	50	48	47	28
Subscribers, Subscriber Revenue and Average Revenue Per Customer from acquisitions are included in these metrics beginning twelve months after the closing of the respective business combination. Accordingly, the metrics include Subscribers, Subscriber revenue, and Average revenue per customer from Pond5 and Splash News beginning May 2023. These metrics exclude the respective counts and revenues from Giphy and Backgrid.
(1) Subscribers is defined as those customers who purchase one or more of our monthly recurring products for a continuous period of at least three months, measured as of the end of the reporting period.
(2) Subscriber revenue is defined as the revenue generated from subscribers during the period.
(3) Average revenue per customer is calculated by dividing total revenue for the last twelve-month period by customers. Customers is defined as total active, paying customers that contributed to total revenue over the last twelve-month period.
(4) Paid downloads is the number of downloads that our customers make in a given period of our content. Paid downloads exclude content related to our Studios business, downloads of content that are offered to customers for no charge, including our free trials and metadata delivered through our data deal offering.
(5) Revenue per download is the amount of revenue recognized in a given period divided by the number of paid downloads in that period excluding revenue from our Studios business, revenue that is not derived from or associated with content licenses and revenue associated with our data deal offering.
(6) Content in our collection represents approved images (photographs, vectors and illustrations) and footage (in number of clips) in our library at the end of the period. This metric excludes content that is not uploaded directly to our site but is available for license by our customers through an application program interface, content from our Studios business and AI generated content.

Equity-Based Compensation by expense category

	Three Months Ended
($ in thousands)	6/30/24	3/31/24	12/31/23	9/30/23	6/30/23	3/31/23	12/31/22	9/30/22

Cost of revenue	$300	$224	$145	$180	$306	$184	$160	$173
Sales and marketing	3,167	2,011	2,201	2,067	2,487	604	1,426	1,503
Product development	4,171	2,285	3,022	3,509	4,221	2,448	3,085	2,957
General and administrative	7,338	6,630	6,620	7,247	7,929	5,407	7,111	4,455
Total non-cash equity-based compensation	$14,976	$11,150	$11,988	$13,003	$14,943	$8,643	$11,782	$9,088

Depreciation and Amortization by expense category

	Three Months Ended
($ in thousands)	6/30/24	3/31/24	12/31/23	9/30/23	6/30/23	3/31/23	12/31/22	9/30/22

Cost of revenue	$20,087	$19,874	$18,952	$19,872	$18,134	$17,866	$17,341	$16,856
General and administrative	1,346	1,389	1,404	1,400	1,070	1,031	1,295	1,404
Total depreciation and amortization	$21,433	$21,263	$20,356	$21,272	$19,204	$18,897	$18,636	$18,260